Exhibit 10.18.2

AMENDMENT TO THE
COVENTRY HEALTH CARE, INC.
2000 DEFERRED COMPENSATION PLAN

     WHEREAS, Coventry Health Care, Inc. (the “Company”) established the 2000 Deferred Compensation Plan (the “Plan”) for the benefit of eligible employees;

     WHEREAS, the Plan provides that the Company has the right to amend the Plan at any time and from time to time;

     WHEREAS, the Board of Directors, at their August 1, 2002 meeting, authorized the amendment of the Plan to provide Participants a one-time election to defer receipt of their Plan Accounts.

     NOW THEREFORE, the Plan is hereby amended as follows:

     1.      Section 7.01 of the Plan is hereby amended to read as follows:

               “7.01 Account Distribution. Except as otherwise provided below, each Participant’s Accounts will be distributed in full within thirty (30) days after becoming vested. The Company may, however, permit a Participant to defer receipt of his or her Accounts for an additional period of time established by the Company, provided that such election is made at least twelve (12) months before the Participant is scheduled to become vested in his or her Account, barring an accelerated vesting event described in Sections 6.01(1) or (2). In the event a Participant elects to defer receipt of his or her Accounts in accordance with the preceding sentence, the Accounts will be distributed within thirty (30) days of the end of the deferral period, except as may otherwise be required by Section 12.01 of this Plan. Any Death Benefit under the Plan shall be payable to the beneficiary or beneficiaries most recently designated by a Participant in accordance with Section 11.02 below.”

     2.      Section 12.01 of the Plan is hereby amended to read as follows:

               “12.01 Termination Benefit. In the event a Participant voluntarily terminates his or her employment, or is Terminated For-Cause by an Employer, at any time prior to the date he or she becomes vested in his Accounts, no benefits will be paid to the Participant or any Beneficiary under this Plan. Upon the termination of employment of a Participant for any reason at any time following the date the Participant became vested in his or her Accounts, the Participant shall be entitled to a distribution of his or her Accounts in full within thirty (30) days of the termination date.”

     IN WITNESS WHEREOF, the Company has caused this Amendment to the Coventry Health Care, Inc. 2000 Deferred Compensation Plan to be executed by its duly authorized officer this 1st day of August, 2002.

Attest:	COVENTRY HEALTH CARE, INC.
By: /s/Shirley R. Smith	By: /s/ Dale B. Wolf

Name: Dale B. Wolf
Title: Executive Vice President, Chief Financial Officer and Treasurer